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                                                                  EXHIBIT 23.5








                    CONSENT OF INDEPENDENT PUBLIC AUDITORS



We consent to the use of our report dated June 17, 1996 with respect to the financial statements of Page America Group, Inc. (New York and Chicago Operations) incorporated by reference into the Registration Statement (Form S-3 dated October 1, 1996) and related Prospectus of Metrocall, Inc. for the registration of 1,544,014 shares of its common stock and included in this Current Report (Form 8-K/A).




                              ERNST & YOUNG LLP

Hackensack, New Jersey
September 26, 1996